Exhibit 8.1

March 11, 2025

Star Bulk Carriers Corp.

Dear Ladies and Gentlemen:

You have requested our opinion regarding the status of Star Bulk Carriers Corp. (the “Company”) as a passive foreign investment company (“PFIC”) under the rules of the Internal Revenue Code of 1986, as amended (the “Code”), and regarding certain statements made under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement.  For purposes of this opinion, capitalized terms used but not defined herein shall have the meaning assigned to them in the representation letter issued to us by the Company and signed by Simos Spyrou, Co-Chief Financial Officer of the Company (the “Representation Letter”).

We have examined (i) the Registration Statement, (ii) the Company’s annual report on Form 20-F for the fiscal year ending December 31, 2024 (the “Annual Report”) and (iii) the Representation Letter.  In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering our opinion, we have assumed, with your permission, that (i) all relevant statements set forth in the Registration Statement are true, complete and correct, (ii) all relevant statements set forth in the Annual Report are true, complete and correct and (iii) the representations made in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times in the foreseeable future (without regard to any assumptions or qualifications relating to the materiality, knowledge or belief or similar qualifications).  If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, in our opinion, the Company should not currently be a PFIC and should not be a PFIC in the future, assuming no material change in the nature of the activities and assets of the Company as described in the Registration Statement and the Representation Letter.  In addition, the statements made under the heading “Material U.S. Federal Income Tax Considerations”, and by incorporation, the statements made under the heading “Material United States Federal Income Tax Considerations” in the Annual Report,  represent our opinion regarding the material U.S. federal income tax consequences (i) to beneficial owners of common stock  of the Company of ownership and disposition of such common stock and (ii) to the Company of its activities.  Our opinion might be adversely affected and may not be relied upon to the extent that in the future the Company conducts its affairs in a manner inconsistent with its present plans, as reflected in the Registration Statement and the Representation Letter.

Our opinion is based on the current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.  We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.  No opinion is expressed on any matters other than those described.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

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Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str.
Maroussi, 15124 Athens, Greece